UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2018

Athersys, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33876 (Commission File Number)	20-4864095 (IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio (Address of principal executive offices)		44115-2634 (Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Before market open on March 13, 2018, Athersys, Inc. (the “Company,” “we,” “us” or “our”) entered into a securities purchase agreement (the “Purchase Agreement”) with HEALIOS K.K. (“Healios”) pursuant to which Athersys agreed to issue and sell to Healios 12,000,000 shares of common stock (the “Shares”) and a warrant (the “Warrant”) to purchase up to an additional 20,000,000 shares of common stock. The aggregate purchase price for the Shares and the Warrant is $21,100,000, or approximately $1.76 per share. The Shares and the Warrant were issued on March 14, 2018 after receipt by Athersys of the purchase price.

In connection with the issuance of the Shares, pursuant to the terms of the Purchase Agreement, on March 14, 2018, Athersys and Healios entered into an Investor Rights Agreement, which governs certain rights of Healios and Athersys relating to Healios’ ownership of Athersys common stock, including the Shares and the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares”). The Investor Rights Agreement provides for customary standstill and voting obligations, transfer restrictions and registration rights of Healios. Additionally, under the Investor Rights Agreement, the Company agrees to provide notice to Healios of certain equity issuances and to allow Healios to participate in certain issuances in order maintain its proportionate ownership of Athersys common stock as of the time of such issuance. The Company further agrees under the Investor Rights Agreement that during such time as Healios beneficially owns 15.0% or more of the Company’s outstanding common stock, the Company’s Board of Directors (the “Board”) will nominate two of Healios’ nominees suitable to the Company to become members of the Board at each annual election of directors, and during such time as Healios beneficially owns less than 15.0% but 5.0% or more of the Company’s outstanding common stock, the Board will nominate one of Healios’ nominees suitable to the Company to become a member of the Board at each annual election of directors. Healios’ right to nominate an individual to the Board will not commence until the Collaboration Expansion Agreement (defined below under Item 8.01 of this Current Report on Form 8-K) has been entered into.

The Warrant will become exercisable once Healios makes the initial payment under the Collaboration Expansion Agreement, as defined below. However, with respect to the 4,000,000 Warrant Shares referenced below, only, these Warrant Shares will become exercisable upon release of the Escrow Amount to the Company, as described below. The Warrant may be terminated by the Company under certain conditions, including if Healios does not make the initial payment required by the Collaboration Expansion Agreement. Under the terms of the Warrant, Healios will have the right to exercise the Warrant and purchase up to an aggregate of 20,000,000 Warrant Shares at the following exercise prices during the following periods:

•	Up to 6,000,000 Warrant Shares in the aggregate as follows: (i) during the period from June 1, 2018 through December 31, 2018, up to 1,500,000 Warrant Shares at an exercise price of $2.50 per Warrant Share; (ii) during the period from September 1, 2018 through March 31, 2019, up to 1,500,000 Warrant Shares at an exercise price of $2.75 per Warrant Share; (iii) during the period from January 1, 2019 through June 30, 2019, up to 1,500,000 Warrant Shares at an exercise price of $3.00 per Warrant Share; and (iv) during the period from April 1, 2019 through September 30, 2019, up to 1,500,000 Warrant Shares at an exercise price of $3.25 per Warrant Share;

•	Up to 4,000,000 Warrant Shares during the period beginning on the later of (i) the date that the Collaboration Expansion Agreement has been entered into and (ii) the date that the $10.0 million held in escrow as contemplated by the LOI (defined below under Item 8.01 of this Current Report on Form 8-K) is released to the Company, through September 1, 2020, at an exercise price per Warrant Share equal to the greater of $1.76 and the Reference Price (which is generally 110% of the average closing price per share of the Company’s common stock for the ten trading days ending on the trading day immediately preceding (and not including) the date the Warrant is exercised); and

•

Up to 10,000,000 Warrant Shares in the aggregate as follows: (i) during the period from June 1, 2018 through August 31, 2018, at an exercise price per Warrant Share equal to the greater of $2.50 and the Reference Price; (ii) during the period from September 1, 2018 through November 30, 2018, at an exercise price per Warrant Share equal to the greater of $2.75 and the Reference Price; (iii) during the period from December 1, 2018 through February 28, 2019, at an exercise price per Warrant Share equal to the greater of $3.00 and the Reference Price; (iv) during the period from March 1, 2019 through May 31, 2019, at an exercise price per Warrant Share equal to the greater of $3.25 and the Reference Price; (v) during the period from June 1, 2019 through August 31, 2019, at an exercise price per Warrant Share equal to the greater of $3.50 and the Reference Price; (vi) during the period from September 1, 2019 through November 30, 2019, at an exercise price per Warrant Share equal to the greater of $3.75 and the Reference Price; (vii) during the period from December 1, 2019 through February 29, 2020, at an exercise price per

Warrant Share equal to the greater of $4.00 and the Reference Price; and (viii) during the period from March 1, 2020 through September 1, 2020, at an Exercise Price per Warrant Share equal to the greater of $4.25 and the Reference Price.

The Warrant provides for an extension of the term from September 1, 2020 in a limited circumstance. The Warrant also provides that the number of Warrant Shares to be issued thereunder will be limited to the extent that Healios and its affiliates would beneficially own more than 19.9% of our outstanding common stock after giving effect to such exercise and issuance.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Securities Purchase Agreement and the issuance of the Shares, the Warrant and the Warrant Shares is hereby incorporated by reference into this Item 3.02.

The issuance of the Shares and the Warrant and the Warrant Shares that may be issued from time to time to Healios under the Warrant are exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On March 13, 2018, Athersys and Healios entered into a binding letter of intent (the “LOI”) to expand Healios’ license to develop MultiStem products. Under the terms of the LOI, Athersys and Healios will work to execute the agreements necessary to expand the existing collaboration, including a Collaboration Expansion Agreement (the “Collaboration Expansion Agreement”), the form of which is attached as an exhibit to the LOI; however, Athersys and Healios are not obligated to enter into the Collaboration Expansion Agreement. If the Collaboration Expansion Agreement is entered into, Healios would (i) expand its license to include acute respiratory distress syndrome (including idiopathic pulmonary fibrosis (“ARDS”)) and trauma in Japan, and use of MultiStem worldwide for organ buds for all organ diseases, (ii) obtain a worldwide exclusive license for use of MultiStem product to treat certain ophthalmological indications, (iii) obtain an exclusive option to a license to develop and commercialize MultiStem products for ischemic stroke, ARDS and trauma in China, and (iv) obtain certain other rights. In exchange, if the Collaboration Expansion Agreement is entered into, Athersys would be entitled to receive payments of $35 million, as well as additional possible payments, including milestones and royalties. If the Collaboration Expansion Agreement is entered into and thereafter Healios elects to exercise its option for the license in China, Healios would pay Athersys license fees, milestone payments and escalating royalties or profit-sharing for each indication.

Under the binding terms of the LOI, Athersys and Healios are obligated to enter into an escrow agreement, which was entered into on March 13, 2018. Healios is obligated under the terms of the escrow agreement to fund $10,000,000 (the “Escrow Amount”) into an escrow account, which is expected to occur in the near term. The Escrow Amount will be paid to Athersys no later than May 1, 2018 as either (i) the initial portion of the $35 million in payments associated with the execution of the Collaboration Expansion Agreement or (2) if Collaboration Expansion Agreement is not executed on or before April 30, 2018, payment for expanding the scope of the existing license to include ARDS and certain ophthalmological indications in Japan and use of MultiStem worldwide for organ buds for all organ diseases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Senior Vice President of Finance

Date: March 16, 2018

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